Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors and Stockholders
Trimeris, Inc.:

We consent to incorporation by reference in this Registration Statement on Form S-8 of Trimeris, Inc. (A Development Stage Company), for the 1997 Employee Stock Purchase Plan, of our report dated March 17, 1997, except for Note 11(a) as to which the date is June 30, 1997, relating to the balance sheets of Trimeris, Inc. as of December 31, 1995 and 1996, and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1996 and for the cumulative period from the date of inception to December 31, 1996, which report appears in the October 7, 1997 Prospectus of Trimeris, Inc.



                                       /s/ KPMG Peat Marwick LLP
                                       -------------------------
                                       KPMG Peat Marwick LLP

Raleigh, North Carolina
January 9, 1998